Greektown Superholdings, Inc 10-Q

Exhibit 10.3

FOURTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT AND WAIVER

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT (“Amendment”) is made as of March 18, 2013, by and between Greektown Superholdings, Inc., a Delaware corporation (“Borrower”), and Comerica Bank (“Bank”).

RECITALS:

A.	Borrower and Bank entered into a Credit Agreement dated as of June 30, 2010, as amended by three prior amendments (“Agreement”).

B.	Borrower and Bank desire to further amend the Agreement as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1.	The following definitions in Section 1 of the Agreement are amended to read as follows:

“EBITDA” shall mean Net Income for the applicable period plus, without duplication and only to the extent deducted in determining Net Income, (i) depreciation and amortization expense for such period, (ii) Interest Expense, whether paid or accrued, for such period, (iii) all Income Taxes for such period, (iv) reasonable legal, accounting, consulting, advisory and other out-of-pocket expenses incurred in connection with ongoing bankruptcy court proceedings related to the bankruptcy of Greektown Holdings, L.L.C., (v) for any fiscal quarter ending on or before June 30, 2012, the non-recurring expenses listed on Schedule 3, (vi) goodwill impairment charges, (vii) refinancing costs related to Borrower’s financing arrangements which were scheduled to close in late 2012 or early 2013 in an aggregate amount not to exceed $2,500,000, (viii) professional fees incurred in connection with the Athens Acquisition in an aggregate amount not to exceed $3,500,000, (ix) non-cash compensation expenses arising from the issuance of Borrower’s stock, options to purchase stock and stock appreciation rights to the officers, directors, employees or consultants of Borrower and Borrower’s restricted subsidiaries, (x) non-cash purchase accounting adjustments at any time, and (xi) all other non-cash charges (excluding any non-cash items to extent that such items represent an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period).

“Revolving Credit Maturity Date” shall mean December 31, 2014.

2.	The following definitions are added to Section 1 of the Agreement in alphabetical order:

“‘Athens Acquisition’ shall mean the proposed acquisition by Athens Acquisition LLC, a Delaware limited liability company of 51% or more of the Capital Stock of Borrower though one or more transactions.”

3.	Section 7.17 of the Agreement is amended to read as follows:

“7.17 EBITDA. Maintain as of the end of each Test Date, EBITDA for the Measuring Period then ending, of not less than the following amounts as of Test Dates specified below:

Test Date	Amount
Fourth Amendment Date through March 30, 2014	$65,000,000
March 31, 2014 and thereafter	$70,000,000”

4.	Schedule 4 to the Agreement is deleted and replaced with Schedule 4 attached hereto.

5.	Borrower has advised Bank that the Valet Parking Garage Project has been completed. Effective as of the date of this Amendment, Borrower shall not request any additional Valet Parking Garage Advances and no further Valet Parking Garage Advances shall be made by Bank.

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6.	Bank hereby (a) consents to the Athens Acquisition and (b) waives any Default or Event of Default arising solely from any Change of Control resulting from and substantially contemporaneous with the Athens Acquisition (including, without limitation, election of persons who are not Continuing Directors as a majority of the member of the Board of Directors of Borrower). The consent and waiver set forth in this paragraph shall not be deemed to amend or alter in any respect the terms and conditions of the agreement (including any Event of Default) or any of the other Loan Documents, or to constitute a waiver or release by Bank of any right, remedy, Default or Event of Default under the Agreement or any of the other Loan Documents, except to the extent specifically set forth herein.

7.	Borrower hereby represents and warrants that, after giving effect to the amendments and consent contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Borrower’s corporate powers, have been duly authorized, are not in contravention of law or terms of Borrower’s Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Borrower set forth in Sections 6.1 through 6.6 and 6.8 through 6.18 of the Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as made on and as of date hereof, except where such representations and warranties refer to a specific date, in which case such representations and warranties shall be true and correct in all materials respects as of such date; (c) continuing representations and warranties of Borrower set forth in Section 6.7 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Borrower in accordance with Section 7.1 of the Agreement; and (d) after giving effect to this Amendment, no Event of Default (as defined in the Agreement) or condition or event which, with the giving notice or the running of time, or both, would constitute an Event of Default under the Agreement, as hereby amended, has occurred and is continuing as of the date hereof.

8.	Except as expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect.

9.	This Amendment shall be effective upon (i) execution of this Agreement by Borrower and by Bank, (ii) execution and delivery by Company and the Guarantors of the documents listed on the Closing Agenda dated as of the date of this Amendment and (iii) payment by Borrower of all reasonable legal fees and expenses incurred by Bank in connection with its credit arrangements with Borrower, including without limitation, those related to Borrower’s financing arrangements which were scheduled to close late 2012 or early 2013.

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IN WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK		GREEKTOWN SUPERHOLDINGS, INC.

By:	/s/ Robert Tull	By:	/s/ Glen Tomaszewski
	Its: Vice President		Its: SVP, CFO and Treasurer

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AFFIRMATION OF GUARANTY

Each of the undersigned, Guarantors under that certain Guaranty dated June 30, 2010 (“Guaranty”) made by the undersigned in favor of Comerica Bank (“Bank”) with respect to the liabilities and obligations of Greektown Superholdings, Inc. (“Borrower”) to Bank, (i) affirm their obligations to Bank under the Guaranty and acknowledge that the Guaranty remains in full force and effect in accordance with its terms, subject to no setoff, defense or counterclaim, and (ii) confirm that this Affirmation is not required by the terms of the Guaranty and need not be obtained in connection with any prior or future waivers or amendments or extensions of additional credit to Borrower.

Dated: March 18, 2013	GREEKTOWN HOLDINGS, L.L.C.

	By:	/s/ Glen Tomaszewski
Signature of Glen Tomaszewski
	Its:	Chief Financial Officer

GREEKTOWN CASINO, L.L.C.

	By:	/s/ Glen Tomaszewski
Signature of Glen Tomaszewski
	Its:	Chief Financial Officer

CONTRACT BUILDERS CORPORATION

	By:	/s/ Glen Tomaszewski
Signature of Glen Tomaszewski
	Its:	Chief Financial Officer

REALTY EQUITY COMPANY, INC.

	By:	/s/ Glen Tomaszewski
Signature of Glen Tomaszewski
	Its:	Chief Financial Officer

GREEKTOWN NEWCO SUB, INC.

	By:	/s/ Glen Tomaszewski
Signature of Glen Tomaszewski
	Its:	Chief Financial Officer

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